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                                                                    EXHIBIT 23.2



                         CONSENT OF ARTHUR ANDERSEN LLP




         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 26, 1997 included in Suiza Foods Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN, LLP

Dallas, Texas
April 13, 1998